BOARD OF TRUSTEES

THE HUNTINGTON FUNDS

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of The Huntington Funds (the “Funds”), hereby constitute and appoint JAY S. FITTON, Secretary to the Funds and TIFFANY R. FRANKLIN, Assistant Secretary to the Funds, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on Form N-14 relating to the Reorganization of the Huntington International Equity Fund, a series of The Huntington Funds, into the Huntington Global Select Markets Fund, a series of The Huntington Funds, as well as any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, and hereby ratify and confirm our signatures as they may be signed by said attorney and agent.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 29th day of September, 2014.

September 30, 2014	/s/ Thomas J. Westerfield
Thomas J. Westerfield

September 29, 2014	/s/ Mark D. Shary
Mark D. Shary

September 29, 2014	/s/ William H. Zimmer, III
William H. Zimmer, III